Exhibit 99

CONTACT:	Media:	Jon Harris 1.630.598.8661
	Analysts:	Melissa Napier 630.598.8739

HILLSHIRE BRANDS POSTS STRONG RESULTS TO START FISCAL YEAR 2013

DOWNERS GROVE, IL (Nov. 1, 2012) – The Hillshire Brands Company (NYSE: HSH) today reported earnings for its first quarter of fiscal year 2013.

First Quarter Highlights (continuing operations)

•	Adjusted[1] diluted EPS increased by $0.19 to $0.51; reported diluted EPS increased $0.31 to $0.41

•	Adjusted net sales increased by 2% to $1.01 billion; reported net sales declined 1.4%

•	Adjusted operating income increased 76.3% to $105 million; reported operating income increased $60 million to $87 million

•	Strong performance in the Retail segment, with sales growth of 3% and adjusted operating segment income growth of 45.5%

CEO Perspective

“I am very pleased with our first quarter performance,” said Sean Connolly, chief executive officer, The Hillshire Brands Company. “Our volumes are moving in the right direction, our key brands are gaining strength, our costs are coming down and our team is markedly stronger. Overall, we are off to an encouraging start against our three-year plan to build a consistently growing and more profitable branded food company.”

He added, “While we are pleased with this progress, we recognize that we are only one quarter into our year. We want to wait for greater visibility into the cost picture and see our momentum continue to develop further before making any changes to our outlook. Accordingly, our full year guidance, given on August 9, remains unchanged at this time.”

1 The term “adjusted diluted EPS” and other financial measures identified as “adjusted” are explained and reconciled to comparable GAAP measures at the end of this release.

HILLSHIRE BRANDS POSTS STRONG RESULTS TO START FISCAL YEAR 2013 – PAGE 2

Key Financial Data, Continuing Operations

$ in millions, except per share

	First Quarter
	2013	2012	% Change
Adjusted Net Sales	$1,011	$991	2.0%
Reported Net Sales	1,011	1,025	(1.4)%

Adj. Operating Income	105	60	76.3%
Rep. Operating Income	87	27	NM

Adj. Diluted EPS	0.51	0.32	59.4%
Rep. Diluted EPS	0.41	0.10	NM

Discussion of Continuing Operations Results

The company posted increases in adjusted net sales and adjusted operating income versus the first quarter of fiscal 2012. Higher adjusted net sales, coupled with lower expenses, including deflationary commodities, actions taken to lower SG&A costs, and lower variable costs, drove higher adjusted operating income.

Retail

Net sales in the Retail segment increased 3.0% in the quarter, driven by 2.3% volume growth. Adjusted operating segment income increased by 45.5%, primarily due to lower input costs and lower SG&A costs, reflecting the benefit of the company’s cost reduction programs.

Jimmy Dean turned in a strong performance during the quarter, with double-digit sales growth. Ball Park also posted solid top line growth during the key summer hot dog season and the brand’s new Flame Grilled Patties continued to perform well. Aidells continued to deliver strong double-digit growth and launched several new products, including hot dogs and all-natural salame. Each of these brands received strong MAP support, reflecting the company’s commitment to brand building for the long-term.

Foodservice/Other

In the first quarter, Foodservice/Other adjusted net sales declined 1.6%. While volumes increased, revenues declined on a less profitable sales mix and lower pricing tied to declining input costs. Adjusted operating segment income increased $3 million, as a result of positive price recovery and lower SG&A expenses.

Foodservice Bakery struggled as industry trends for dessert consumption continued to decline and as the business was impacted by the lingering negative effects following the plant upgrades in the Tarboro, N.C. facility.

HILLSHIRE BRANDS POSTS STRONG RESULTS TO START FISCAL YEAR 2013 – PAGE 3

Australian Bakery

The Australian Bakery segment reported a 2.3% decline in sales in the quarter. The sales decline was expected, driven by the closing of a number of outlet stores and the exiting of unprofitable private label businesses. Excluding negative currency impacts, sales were down 1.1%. Adjusted operating segment income increased by $2 million on lower costs.

Corporate

The company’s corporate expenses, excluding significant items, declined $14 million versus the first quarter of fiscal 2012, to $8 million. This reduction was driven primarily by an $8 million year-over-year increase in commodity mark-to-market gains, as well as cost savings initiatives, including headcount reductions.

Dividend

On October 25, 2012, Hillshire Brands’ board of directors declared a quarterly dividend of $0.125 per share to be paid on December 31, 2012 to shareholders of record as of December 3, 2012.

Webcast and Form 10-Q

The Hillshire Brands Company’s review of its results for the first quarter of 2013 will be broadcast live via the Internet today at 7:30 a.m. CDT. The live webcast can be accessed in the Investor Relations section on www.hillshirebrands.com and is anticipated to conclude by 8:30 a.m. CDT. For people who are unable to listen to the webcast live, a recording will be available on the website at 2:00 p.m. CDT on the day of the webcast until May 1, 2013.

The company’s first quarter 2013 earnings release can be found in the News & Media section on www.hillshirebrands.com. Hillshire Brands has also provided slides containing additional information that will be reviewed during its first quarter webcast. The slides can be accessed in the Investor Relations section on www.hillshirebrands.com under Investor Upcoming Events.

Amounts included in the release are preliminary, pending The Hillshire Brands Company’s filing of its Form 10-Q with the Securities and Exchange Commission, expected on or before November 2, 2012. The Form 10-Q will be available in the Investor Relations section (Financial/SEC Information page) on www.hillshirebrands.com.

About The Hillshire Brands Company

The Hillshire Brands Company (NYSE: HSH) is a leader in meat-centric food solutions for the retail and foodservice markets. The company generates approximately $4 billion in annual sales and has approximately 9,500 employees. Hillshire Brands’ portfolio includes iconic brands such as Jimmy Dean, Ball Park, Hillshire Farm, State Fair, Sara Lee frozen bakery and Chef Pierre pies, as well as artisanal brands Aidells and Gallo Salame. The company, formerly known as Sara Lee Corporation, began trading under the “HSH” ticker symbol on June 29, 2012, following the successful spin-off of its international coffee and tea business. For more information on the company, please visit www.hillshirebrands.com.

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HILLSHIRE BRANDS POSTS STRONG RESULTS TO START FISCAL YEAR 2013 – PAGE 4

Forward-Looking Statements

This release contains forward-looking statements regarding Hillshire Brands’ business prospects and future financial results and metrics, including statements contained under the heading “CEO Perspective.” In addition, from time to time, in oral statements and written reports, the company discusses its expectations regarding the company’s future performance by making forward-looking statements preceded by terms such as “anticipates,” “intends,” “expects,” “likely” or “believes.” These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events and are inherently uncertain.

Investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements, and the company wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Hillshire Brands’ actual results to differ from such forward-looking statements are those described under Item 1A, Risk Factors, in Hillshire Brands’ most recent Annual Report on Form 10-K and other SEC Filings, as well as factors relating to:

•

Hillshire Brands’ spin-off of its international coffee and tea business in June 2012, including (i) Hillshire Brands’ ability to generate the anticipated benefits from the spin-off; (ii) the transition of leadership to a new senior management team and the departure of key personnel with historical knowledge; and (iii) potential tax liabilities and other indemnification obligations;

•

The consumer marketplace, such as (i) intense competition, including advertising, promotional and price competition; (ii) changes in consumer behavior due to economic conditions, such as a shift in consumer demand toward private label; (iii) fluctuations in raw material costs, Hillshire Brands’ ability to increase or maintain product prices in response to cost fluctuations and the impact on profitability; (iv) the impact of various food safety issues and regulations on sales and profitability of Hillshire Brands products; and (v) inherent risks in the marketplace associated with product innovations, including uncertainties about trade and consumer acceptance;

•

Hillshire Brands’ relationship with its customers, such as (i) a significant change in Hillshire Brands’ business with any of its major customers, such as Wal-Mart, its largest customer; and (ii) credit and other business risks associated with customers operating in a highly competitive retail environment;

•

Other business decisions, such as (i) Hillshire Brands’ ability to generate margin improvement through cost reduction and productivity improvement initiatives; (ii) Hillshire Brands’ credit ratings, the impact of Hillshire Brands’ capital plans on such credit ratings and the impact these ratings and changes in these ratings may have on Hillshire Brands’ cost to borrow funds and access to capital/debt markets; and (iii) the settlement of a number of ongoing reviews of Hillshire Brands’ income tax filing positions and inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which Hillshire Brands transacts business.

In addition, Hillshire Brands’ results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes and laws and regulations in markets where the company competes. Hillshire Brands undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Hillshire Brands Posts Strong Results to Start Fiscal Year 2013 - Page 5

Financial Summary - As Adjusted *

For the Quarter ended Sept. 29, 2012 and Oct. 1, 2011 (in millions, except per share data - unaudited)

	Quarter ended

	Sept. 29, 2012	Oct. 1, 2011	% Change
Continuing operations:

Adjusted net sales:
Retail	$719	$698	3.0%
Foodservice/Other	255	259	(1.6)
Australian Bakery	37	38	(2.3)
Intersegment	-	(4)

Total adjusted net sales	$1,011	$991	2.0%

Adjusted operating income

Retail	$84	$58	45.5%
Foodservice/Other	25	22	10.9
Australian Bakery	4	2	70.8

Adjusted operating segment income	113	82	36.7%

General corporate expenses	(11)	(17)
Mark-to-market derivatives gains/(losses)	4	(4)
Amortization of trademarks & intangibles	(1)	(1)

Total adjusted operating income	$105	$60	76.3%

Adjusted income from continuing operations	$62	$38	65.9%

Adjusted net income - As Restated	$62	$124	(50.0)%

Adjusted net Income attributable to Hillshire Brands:
Continuing operations	$62	$38	65.9%
Discontinued operations - As Restated	$-	$86	NM

Adjusted diluted earnings per share:

Income from continuing operations	$0.51	$0.32	59.4%

Net income - As Restated	$0.51	$1.05	(51.4)%

Adjusted operating margin:

Retail	11.6%	8.2%	3.4%
Foodservice/Other	9.9	8.7	1.2
Australian Bakery	10.8	6.2	4.6
Total Hillshire Brands	10.4%	6.0%	4.4%

NM = Not meaningful

*	Represents a non-GAAP financial measure.
See detailed explanation of these and other non-GAAP measures at end of this release.

Hillshire Brands Posts Strong Results to Start Fiscal Year 2013 - Page 6

Financial Summary - As Reported

For the Quarter ended Sept. 29, 2012 and Oct. 1, 2011 (in millions, except per share data - unaudited)

	Quarter ended

	Sept. 29, 2012	Oct. 1, 2011	% Change
Continuing operations:

Net sales:

Retail	$719	$698	3.0%
Foodservice/Other	255	293	(12.9)
Australian Bakery	37	38	(2.3)
Intersegment	-	(4)

Total net sales	$1,011	$1,025	(1.4)%

Operating income

Retail	$86	$44	96.5%
Foodservice/Other	25	25	0.2
Australian Bakery	3	2	9.5

Operating segment income	114	71	59.5%

General corporate expenses	(30)	(39)
Mark-to-market derivatives gains/(losses)	4	(4)
Amortization of trademarks & intangibles	(1)	(1)

Total operating income	$87	$27	NM

Income from continuing operations	$51	$12	NM

Net income (loss) - As Restated	$53	$(218)	NM

Net income (loss) attributable to Hillshire Brands:
Continuing operations	$51	$12	NM
Discontinued operations - As Restated	$2	$(232)	NM

Diluted earnings per share:

Income from continuing operations	$0.41	$0.10	NM

Net income (loss) - As Restated	$0.43	$(1.85)	NM

Operating margin:

Retail	12.0%	6.3%	5.7%
Foodservice/Other	9.9	8.6	1.3
Australian Bakery	7.2	6.4	0.8

Total Hillshire Brands	8.6%	2.6%	6.0%

NM = Not meaningful

Hillshire Brands Posts Strong Results to Start Fiscal Year 2013 - Page 7

Consolidated Statements of Income

For the Quarters ended Sept. 29, 2012 and Oct. 1, 2011 (in millions, except per share data - unaudited)

	Quarter ended
	Sept. 29, 2012	Oct. 1, 2011 As Restated(1)
Continuing operations
Net sales	$1,011	$1,025

Cost of sales	705	740
Selling, general and administrative expenses	222	227
Net charges for (income from) exit activities, asset and business dispositions	(3)	21
Impairment charges	-	10

Operating income	87	27
Interest expense	11	23
Interest income	(2)	(1)

Income from continuing operations before income taxes	78	5
Income tax expense (benefit)	27	(7)

Income from continuing operations	51	12

Discontinued operations:
Income (loss) from discontinued operations, net of tax expense of nil and $70	-	(322)
Gain on sale of discontinued operations, net of tax expense of $1 and $170	2	92

Net income (loss) from discontinued operations	2	(230)

Net income (loss)	53	(218)

Less: Income from noncontrolling interests, net of tax
Discontinued operations	-	2

Net income (loss) attributable to Hillshire Brands	$53	$(220)

Amounts attributable to Hillshire Brands:
Net income from continuing operations	$51	$12
Net income (loss) from discontinued operations	2	(232)

Earnings per share of common stock:
Basic
Income from continuing operations	$0.42	$0.10
Net income (loss)	$0.43	$(1.86)
Average shares outstanding	122	118

Diluted
Income from continuing operations	$0.41	$0.10
Net income (loss)	$0.43	$(1.85)
Average shares outstanding	123	119

Cash dividends declared per share of common stock	$0.125	$-

(1)	As disclosed in the company’s Annual Report on Form 10-K for the year ended June 30, 2012, the company restated its previously issued unaudited financial results for the first three quarters of Fiscal 2012 to recognize the correction of accounting errors. See Note 1 to the Annual Report for additional information.

Hillshire Brands Posts Strong Results to Start Fiscal Year 2013 - Page 8

Net Sales Bridge

For the Quarter ended September 29, 2012 (unaudited)

The following table illustrates the components of the change in net sales versus the prior year

First Quarter ended Sept. 29, 2012	Retail	Foodservice/ Other	Australian Bakery	Total Business Segments
Volume	2.3%	5.3%	(1.4)%	3.2%

Mix	1.3	(5.2)	0.3	(0.3)

Price	(0.8)	(1.1)	(0.3)	(0.9)

Other	0.2	(0.6)	0.3	0.0

Organic sales change	3.0	(1.6)	(1.1)	2.0

Foreign exchange impact	0.0	0.0	(1.2)	0.0

*Adjusted net sales change	3.0	(1.6)	(2.3)	2.0

Dispositions	0.0	(11.3)	0.0	(3.4)

Total Net Sales Change	3.0%	(12.9)%	(2.3)%	(1.4)%

*	Represents a non-GAAP financial measure.
See detailed explanation of these and other non-GAAP measures at end of this release.

Hillshire Brands Posts Strong Results to Start Fiscal Year 2013 - Page 9

Condensed Consolidated Balance Sheet Data

At September 29, 2012 and June 30, 2012 (in millions - unaudited)

	Sept. 29, 2012	June 30, 2012
Assets
Cash and equivalents	$253	235
Trade accounts receivable, less allowances	236	248
Inventories	328	288
Current deferred income taxes	105	114
Income tax receivable	37	52
Other current assets	53	65

Total current assets	1,012	1,002

Property, net of accumulated depreciation of $1,313 and $1,245, respectively	843	847
Trademarks and other identifiable intangibles	130	132
Goodwill	348	348
Deferred income taxes	37	36
Other noncurrent assets	82	85

	$2,452	$2,450

Liabilities and Equity
Accounts payable	$322	359
Other accrued liabilities	429	469
Current maturities of long-term debt	5	5

Total current liabilities	756	833

Long-term debt	942	939
Pension obligation	160	166
Other liabilities	283	277
Equity
Hillshire Brands common stockholders’ equity	311	235

	$2,452	$2,450

Hillshire Brands Posts Strong Results to Start Fiscal Year 2013 - Page 10

Consolidated Statements of Cash Flows

For the Three Months Ended Sept. 29, 2011 and Oct. 1, 2012 (in millions - unaudited)

	Three Months ended
	Sept. 29, 2012	Oct. 1, 2011 As Restated(1)
Operating activities -
Net income (loss)	$53	$(218)

Adjustments to reconcile net income/(loss) to net cash from operating activities:
Depreciation	39	61
Amortization	4	12
Impairment charges	-	389
Net (gain) loss on business dispositions	(9)	(262)
Pension contributions, net of expense	(3)	(117)
Increase (decrease) in deferred income taxes	8	(110)
Other	-	(6)
Changes in current assets and liabilities, net of businesses acquired and sold:
Trade accounts receivable	13	(41)
Inventories	(40)	(213)
Other current assets	10	(57)
Accounts payable	(55)	27
Accrued liabilities	(31)	28
Accrued taxes	16	287

Net cash received from (used in) operating activities	5	(220)

Investing activities -
Purchases of property and equipment	(35)	(55)
Purchases of software and other intangibles	(1)	(1)
Dispositions of businesses and investments	16	(16)
Cash received from derivative transactions	5	18
Sales of assets	1	1

Net cash received from (used in) investing activities	(14)	(53)

Financing activities -
Issuances of common stock	27	29
Borrowings of other debt	-	30
Repayments of other debt and derivatives	-	(162)
Net change in financing with less than 90-day maturities	-	187
Purchase of noncontrolling interest	-	(10)
Payments of dividends	-	(68)

Net cash received from (used in) financing activities	27	6

Effect of changes in foreign exchange rates on cash	-	(114)

Increase/decrease in cash and equivalents	18	(381)
Add: Cash balances of discontinued operations at beginning of year	-	1,992
Less: Cash balances of discontinued operations at end of period	-	(1,630)
Cash and equivalents at beginning of year	235	74

Cash and equivalents at end of quarter	$253	$55

Supplemental cash flow data:

Cash paid for restructuring actions	$27	$66
Cash contributions to pension plans	2	115
Cash paid for income taxes	4	56

(1) As disclosed in the company’s Annual Report on Form 10-K for the year ended June 30, 2012, the company restated its previously issued unaudited financial results for the first three quarters of Fiscal 2012 to recognize the correction of accounting errors. See Note 1 to the Annual Report for additional information.

Hillshire Brands Posts Strong Results to Start Fiscal Year 2013 - Page 11

Operating Results by Business Segment

For the Quarters ended Sept. 29, 2012 and Oct. 1, 2011 (in millions - unaudited)

	As Reported	Dispositions	As Adjusted *
First Quarter 2013
Net sales:
Retail	$719	$-	$719
Foodservice/Other	255	-	255
Australian Bakery	37	-	37
Intersegment	-	-	-

Total net sales	$1,011	$-	$1,011

First Quarter 2012
Net sales:
Retail	$698	$-	$698
Foodservice/Other	293	34	259
Australian Bakery	38	-	38
Intersegment	(4)	-	(4)

Total net sales	$1,025	$34	$991

First Quarter 2013	As Reported	Dispositions	Restructuring Actions	Accelerated Depreciation	Impairment Charges	Other Significant Items	As Adjusted *
Operating income:
Retail	$86	$-	$-	$(1)	$-	$3	$84
Foodservice/ Other	25	-	-	(2)	-	2	25
Australian Bakery	3	-	(1)	-	-	-	4

Total operating segment income	114	-	(1)	(3)	-	5	113

General corporate expenses	(30)	-	(11)	(8)	-	-	(11)
Mark-to-market derivative gains/(losses)	4	-	-	-	-	-	4
Amortization of trademarks/ intangibles	(1)	-	-	-	-	-	(1)

Operating income	$87	$-	$(12)	$(11)	$-	$5	$105

Operating margin	8.6%						10.4%

First Quarter 2012
Operating income:
Retail	$44	$-	$(8)	$(6)	$-	$-	$58
Foodservice/ Other	25	4	(1)	-	-	-	22
Australian Bakery	2	-	-	-	-	-	2

Total operating segment income	71	4	(9)	(6)	-	-	82

General corporate expenses	(39)	-	(30)	-	(10)	18	(17)
Mark-to-market derivative gains/(losses)	(4)	-	-	-	-	-	(4)
Amortization of trademarks/ intangibles	(1)	-	-	-	-	-	(1)

Operating income	$27	$4	$(39)	$(6)	$(10)	$18	$60

Operating margin	2.6%						6.0%

*	Represents a non-GAAP financial measure.
See detailed explanation of these and other non-GAAP measures at end of this release.

Hillshire Brands Posts Strong Results to Start Fiscal Year 2013 - Page 12

Significant Items

Quarters ended Sept. 29, 2012 and Oct. 1, 2011 (in millions, except per share data - unaudited)

	Quarter ended Sept. 29, 2012			Quarter ended Oct. 1, 2011
(In millions except per share data)	Pretax Impact	Net Income/(loss)	Diluted EPS Impact (1)	Pretax Impact	Net Income/(loss)	Diluted EPS Impact (1)

Continuing Operations:
Restructuring actions:
Severance/ retention costs	$-	$-	$-	$(16)	$(10)	$(0.09)
Lease and contractual obligation exit costs	(3)	(2)	(0.01)	(6)	(4)	(0.03)
Consulting/advisory costs	(9)	(5)	(0.05)	(17)	(14)	(0.11)
Income from asset dispositions	5	3	0.03	-	-	-
Accelerated depreciation	(11)	(7)	(0.06)	(6)	(4)	(0.03)

Total restructuring actions	(18)	(11)	(0.09)	(45)	(32)	(0.26)

Gain on HBI tax settlment	-	-	-	15	10	0.08
Impairment charges	-	-	-	(10)	(6)	(0.05)
Tax indemnification accrual adjustment	-	-	-	3	2	0.01

Impact of significant items on income/(loss) from continuing operations	(18)	(11)	(0.10)	(37)	(26)	(0.22)

Discontinued operations:
Restructuring actions:
Severance/ retention costs	-	-	-	(13)	(10)	(0.08)
Consulting/advisory costs	-	-	-	(24)	(18)	(0.16)
Impairment charges	-	-	-	(379)	(341)	(2.87)
Gain on the sale of discontinued operations	3	2	0.02	262	92	0.77
Tax basis differences	-	-	-	-	118	0.99
Tax audit settlement/reserve adjustments	-	-	-	-	70	0.59
Tax valuation allowance adjustment	-	-	-	-	(75)	(0.63)
Tax on unremitted earnings	-	-	-	-	(154)	(1.30)

Impact of significant items on income/(loss) from discontinued operations	3	2	0.02	(154)	(318)	(2.68)

Impact of significant items on net income	$(15)	$(9)	$(0.08)	$(191)	$(344)	$(2.90)

	Impact of significant items on income from continuing operations before income taxes

Cost of sales	$(3)			$(6)
Selling, general and administrative expenses	(18)			-
Impairment charges	-			(10)
Exit and business dispositions	3			(21)

Total	$(18)			$(37)

Notes:

(1) EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Hillshire Brands Posts Strong Results to Start Fiscal Year 2013 - Page 13

EPS Reconciliation - Reported to Adjusted

Quarters ended Sept. 29, 2012 and Oct. 1, 2011 (in millions, except per share data - unaudited)

	Quarter ended September 29, 2012			Quarter ended October 1, 2011
	As Reported	Impact of Significant Items	Adjusted (*)	As Reported (As Restated)	Impact of Significant Items	Adjusted *
Continuing operations:

Income from continuing operations before income taxes	$78	$(18)	$96	$5	$(37)	$42

Income tax expense (benefit)	27	(7)	34	(7)	(11)	4

Income from continuing operations	51	(11)	62	12	(26)	38

Discontinued operations:

Income from discontinued operations, net of tax	-	-	-	(322)	(410)	88
Gain (loss) on sale of discontinued operations, net of tax	2	2	-	92	92	-

Net income (loss) from discontinued operations	2	2	-	(230)	(318)	88

Net income (loss)	53	(9)	62	(218)	(344)	126

Less: Income from noncontrolling interests, net of tax
Discontinued operations	-	-	-	2	-	2

Net income (loss) attributable to Hillshire Brands	$53	$(9)	$62	$(220)	$(344)	$124

Amounts attributable to Hillshire Brands:
Net income from continuing operations	$51	$(11)	$62	$12	$(26)	$38
Net income (loss) from discontinued operations	2	2	-	(232)	(318)	86

Earnings per share of common stock:
Diluted
Income from continuing operations	$0.41	$(0.10)	$0.51	$0.10	$(0.22)	$0.32
Net income	$0.43	$(0.08)	$0.51	$(1.85)	$(2.90)	$1.05

Effective tax rate - continuing operations	35.2%		35.3%	(162.6)%		10.1%

* Represents a non-GAAP financial measure.

See detailed explanation of these and other non-GAAP measures at end of this release.

Hillshire Brands Posts Strong Results to Start Fiscal Year 2013 - Page 14

Operating Income Reconciliation - Reported to Adjusted

Quarters ended Sept. 29, 2012 and Oct. 1, 2011 (in millions, except per share data - unaudited)

	Quarter ended September 29, 2012
	As Reported	Impact of Significant Items	Dispositions	Adjusted *
Net Sales	$1,011	$-	$-	$1,011

Cost of Sales	705	3	-	702

Gross Profit	306	(3)	-	309

MAP Expense	46	-	-	46

SG&A (excluding MAP)	176	18	-	158

Net charges for exit activities, asset and business dispositions	(3)	(3)	-	-

Impairment charges	-	-	-	-

Operating income	$87	$(18)	$-	$105

	Quarter ended October 1, 2011
	As Reported	Impact of Significant Items	Dispositions	Adjusted *

Net Sales	$1,025	$-	$34	991

Cost of Sales	740	6	26	708

Gross Profit	285	(6)	8	283

MAP Expense	48	-	-	48

SG&A (excluding MAP)	179	-	4	175

Net charges for exit activities, asset and business dispositions	21	21	-	-

Impairment charges	10	10	-	-

Operating income	$27	$(37)	$4	$60

*	Represents a non-GAAP financial measure.
See detailed explanation of these and other non-GAAP measures at end of this release.

HILLSHIRE BRANDS POSTS STRONG RESULTS TO START FISCAL YEAR 2013 - PAGE 15

Explanation of Non-GAAP Financial Measures

Management measures and reports Hillshire Brands’ financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release, Hillshire Brands highlights certain items that have significantly impacted the company’s financial results and uses several non-GAAP financial measures to help investors understand the financial impact of these significant items.

“Significant items” are income or charges (and related tax impact) that management believes have had or are likely to have a significant impact on the earnings of the applicable business segment or on the total company for the period in which the item is recognized, are not indicative of the company’s core operating results and affect the comparability of underlying results from period to period. Significant items may include, but are not limited to: charges for exit activities; consulting and advisory costs; lease and contractual obligation exit costs; impairment charges; tax charges on deemed repatriated earnings; tax costs and benefits resulting from the disposition of a business; impact of tax law changes; gains on the sale of discontinued operations; changes in tax valuation allowances and favorable or unfavorable resolution of open tax matters based on the finalization of tax authority examinations or the expiration of statutes of limitations. Management highlights significant items to provide greater transparency into the underlying sales or profit trends of Hillshire Brands or the applicable business segment or discontinued operations and to enable more meaningful comparability between financial results from period to period. Additionally, Hillshire Brands believes that investors desire to understand the impact of these factors to better project and assess the longer term trends and future financial performance of the company.

This release contains certain non-GAAP financial measures that exclude from a financial measure computed in accordance with GAAP the impact of the significant items and the impact of dispositions. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Hillshire Brands’ business that, when viewed together with Hillshire Brands’ financial results computed in accordance with GAAP, provide a more complete understanding of factors and trends affecting Hillshire Brands’ historical financial performance and projected future operating results, greater transparency of underlying profit trends and greater comparability of results across periods. These non-GAAP financial measures are not intended to be a substitute for the comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

In addition, investors frequently have requested information from management regarding the impact of significant items. Management believes, based on feedback it has received during earnings calls and discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Hillshire Brands’ historical and projected future financial performance. Management also uses certain of these non-GAAP financial measures, in conjunction with the GAAP financial measures, to understand, manage and evaluate our businesses, in planning for and forecasting financial results for future periods, and as one factor in determining achievement of incentive compensation. Two of the five performance measures under Hillshire Brands’ annual incentive plan are net sales and earnings before interest and taxes (EBIT), which are the reported amounts as adjusted for significant items and other items. Many of the significant items

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will recur in future periods; however, the amount and frequency of each significant item varies from period to period.

The following is an explanation of the non-GAAP financial measures presented in this release.

“Adjusted Diluted EPS” excludes from diluted EPS for continuing operations the per share impact of significant items.

“Adjusted Net Income” excludes from net income the impact of significant items related to both continuing and discontinued operations recognized in the fiscal period presented. It does not exclude the impact of businesses that have been exited or divested and does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.

“Adjusted Net Sales” for continuing operations excludes from net sales as reported the impact of businesses that have been exited or divested for all periods presented but does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.

“Adjusted Operating Income” for continuing operations excludes from operating income the impact of significant items. It also excludes the results of businesses that have been exited or divested for all periods presented but does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.

“Adjusted Operating Segment Margin” for continuing operations or an indicated business segment equals adjusted operating segment income for a business segment divided by adjusted net sales for that business segment.

“Adjusted Operating Segment Income” for all business segments combined or for an indicated business segment excludes from the applicable operating segment income measure the impact of significant items recognized by that portion of the business during the fiscal period presented and excludes the results of businesses that have been exited or divested for all periods presented but does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.

“Adjusted Income from Continuing Operations” excludes from income from continuing operations, the impact of significant items related to continuing operations recognized in the fiscal period presented. It does not exclude the impact of businesses that have been exited or divested and does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.